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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

                      Commission File Number 001-05674

       Date of Report (date of earliest event reported): JULY 31, 2004


                            ANGELICA CORPORATION
           (Exact name of registrant as specified in its charter)

                  MISSOURI                              43-0905260
     (State or other jurisdiction of      (I.R.S. Employer Identification No.)
      incorporation or organization)

        424 SOUTH WOODS MILL ROAD
         CHESTERFIELD, MISSOURI                         63017-3406
(Address of principal executive offices)                (Zip Code)


                               (314) 854-3800
            (Registrant's telephone number, including area code)


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ITEM 5.       OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On July 31, 2004, Angelica Corporation, a Missouri corporation (the "Company"), closed the sale to Healthcare Uniform Company, Inc., a Delaware corporation ("Healthcare Uniform") of certain of its assets relating to its Life Uniform retail division (the "Asset Sale").

         The Asset Sale was consummated pursuant to the terms and conditions of an Asset Purchase Agreement dated July 7, 2004 (the "Asset Purchase Agreement"). Healthcare Uniform paid an aggregate amount of consideration equal to approximately $12 million in cash and approximately $4 million on a note, plus assumption of approximately $6 million of liabilities.

         The purchase price paid in connection with the sale was determined through arms-length negotiations among the parties to the Agreement. The foregoing description is qualified in its entirety by reference to the Company's press release announcing the closing of the Asset Sale that is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits. See Exhibit Index.
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                                 SIGNATURES

              Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2004

                                       ANGELICA CORPORATION



                                       By: /s/ James W. Shaffer
                                          -----------------------------------
                                          James W. Shaffer
                                          Vice President, Treasurer and Chief
                                          Financial Officer



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                                EXHIBIT INDEX

Exhibit No.                          Description
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99.1        Press Release dated August 2, 2004 announcing the closing of the sale to Healthcare Uniform Company, Inc. of substantially all of the assets of Angelica Corporation's Life Uniform retail division.



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